                                                                    Exhibit 99.4


CABOT INDUSTRIAL TRUST

BankBoston, N.A.                                   Please mark [X] the appropriate box to enroll
c/o EquiServe                                      or change your current plan option.  DO NOT
P.O. Box 8040                                      RETURN THIS CARD UNLESS YOU HAVE SELECTED
Boston, MA 02266-8040                              ONE OF THE FOLLOWING OPTIONS:

                                                   [_] FULL DIVIDEND REINVESTMENT: I wish to
Shareowner Dividend Reinvestment and Purchase      reinvest all dividends for this account, I
 Plan Authorization Form                           may also make original cash payment of a
                                                   minimum of $50 to a maximum of $5,000 per
                                                   month.

                                                   [_] PARTIAL DIVIDEND REINVESTMENT: I wish to
                                                   receive cash dividends on ______ shares and
                                                   to reinvest my cash dividends on the
                                                   remainder of any shares for this account.
                                                   I may also make optional payments.

                                                   [_] OPTIONAL CASH ONLY: I wish to make only
                                                   optional cash payments to the Plan.  I will
                                                   receive a dividend check for all shares.
                                                   Please make check or money order to
                                                   BankBoston, N.A.

                                                   If you have an address change, please mark
                                         /   /     the box to the right and indicate the change
------------------  ----------------  -----------  on the reverse side of this form.      [_]
Signature of Registered Owner(s) - all   Date
registered owner's MUST sign

                   /\          Detach Card Here          /\

               PLEASE READ CAREFULLY BEFORE SIGNING.  TEAR ALONG PERFORATION AND
                 RETURN THE TOP PORTION TO EQUISERVE IN THE ENVELOPE PROVIDED.
                          KEEP THE BOTTOM PORTION FOR YOUR REFERENCE.

     sample                       sample                       sample                      sample

                            INVESTMENT OPTIONS FOR
     CABOT INDUSTRIAL TRUST DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN.

FULL DIVIDEND REINVESTMENT - The dividends on all Cabot Industrial Trust shares for this account as well as dividends on shares credited to your account under the Plan will be invested to purchase additional shares. You may also invest by making optional cash payments of at least $50 up to a maximum of $5,000 per month.

PARTIAL DIVIDEND REINVESTMENT - The dividends on all Cabot Industrial Trust shares held by you may be reinvested in the Plan. For example, if you own 300 shares and want to receive cash dividends on 100 shares, check the "Partial Dividend Reinvestment" box and write 100 on the blank line. (The cash dividends you wish to receive must be on full shares.) Dividends on the remaining 200 shares will be reinvested to purchase additional shares. You may also invest by making optional cash payments of at least $50 to a maximum of $5,000 per month.

OPTIONAL CASH ONLY - You may make optional payment of at least $50 to a maximum of $5,000 per month without reinvesting dividends on the shares you hold. Any shares purchased through optional payments will be credited to your account under the Plan. Dividends on all Cabot Industrial Trust shares credited to your account under the Plan will be paid to you in cash automatically. Optional Payments must be received by the Agent by the "Optional Cash Payment Due Date" as defined in the Plan Prospectus.

QUESTIONS - If you have any questions, please write to Cabot Industrial Trust at BostonBank, N.A., c/o EquiServe at P.O. Box 8040, Boston, MA 02266-8040 or call toll-free: 1-800-___-____.

Your participation in the Plan is subject to the terms set forth in the accompanying Prospectus. You may terminate participation in the Plan at any time by written notice to BankBoston, N.A., c/o EquiServe, Dividend Reinvestment Plan, P.O. Box 8040, Boston, MA 02266-8040.

Do not return this form unless you intend to participate in the Plan since this form authorizes BankBoston, N.A. to enroll your account in the Plan. If this form is signed but no box checked, you will be enrolled in the Plan under the Full Dividend Reinvestment option.

Return to:
BankBoston, N.A.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040